SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 18, 2015

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

 (Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Broadway, Suite 505 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(212) 508-4778

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 18, 2015, the Company entered into a consulting agreement with Complete Advisory Partners, LLC.  Under this agreement, Complete Advisory Partners will provide financial and investing consultation for a period of one month, which is renewable for up to one year.  As consideration, the Company has started the process of issuing 50,000 common shares to Complete Advisory and will pay them a total of $50,000.  Each month that the agreement is extended, the Company will pay an additional $50,000.  No additional shares will be issued under this agreement.

Item 3.02 – Unregistered Sales of Equity Securities

On June 18, 2015, the Company entered into a consulting agreement with Complete Advisory Partners, LLC.  As consideration for this agreement, the Company has started the process of issuing 50,000 common shares to Complete Advisory.  These shares will be exempt from registration under Section 4(a)(2) of the Securities Act.  Complete Advisory is a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

Item 9.01 - Exhibits

Exhibit 10.1 – Consulting agreement between Global Arena Holding, Inc. and Complete Advisory Partners, LLC, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  June 24, 2015

2